Exhibit 10.ch Loan Agreement dated June 30, 2005 between Wachovia Bank, N.A. and the Company Key Terms: $1,990,000 10-year 6.38% fixed rate facility

LOAN AGREEMENT

Wachovia Bank, National Association
190 River Road
Summit, New Jersey 07901
(Hereinafter referred to as the "Bank")

Biosearch Medical Products, Inc.
35 Industrial Parkway
Branchburg, New Jersey 08876

Hydromer, Inc.
35 Industrial Parkway
Branchburg, New Jersey 08876
(individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into June 30, 2005, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes of even date herewith or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101, as in effect from time to time. Compliance with Laws,
 Borrower is in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower's expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. ss. 101, as in effect from time to time. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required below, a certificate signed by Borrower, in the form attached hereto as Exhibit A, if Borrower is an individual, or by a principal financial officer of Borrower warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower's compliance with the financial covenants contained herein. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change in Fiscal Year. Change its fiscal year. Change of Control. Make or suffer a material change of ownership that effectively changes control of Borrower from current ownership. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on the real property located at 35 Industrial Parkway, Branchburg, New Jersey, other than: (i) security interests required by the Loan Documents; (ii) l iens for taxes contested in good faith;
(iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons in an aggregate amount in excess of $25,000.00 per fiscal year, other than the endorsement of checks and drafts for collection in the ordinary course of business. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity in an amount in excess of $300,000, in the aggregate, except investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $100,000.00, in the aggregate, which is not discharged or execution is not stayed within 30 days of entry. Prepayment of Other Debt. Retire any long-term debt against the real property located at 35 Industrial Parkway, Branchburg, New Jersey or any other long-term debt in excess of $100,000.00, at a date in advance of its legal obligation to do so. Cross-Default. Default in the payment or performance of any of its obligations under any other loans, contracts or agreements with Bank or Bank's affiliates, nor permit any of Borrower's subsidiaries or affiliates, any of its genera; partners or the holder(s) of its majority ownership interests, to default under any loans, contracts or agreements, with Bank or its affiliates. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock, if Borrower's net worth falls below 90% of Borrower's net worth as of the date of this Agreement.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 120 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis with respect to Borrower and its subsidiaries, affiliates and parent or holding company, as applicable, and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. If audited statements are required, all such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or any other person or entity. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

In addition, upon its filing with the SEC, the Borrower shall deliver to Bank, on a quarterly basis, the appropriate 10K and 10Q SEC filing.

TAX RETURNS. Borrower shall deliver to Bank, within 30 days of filing, complete copies of federal tax returns, together with all schedules thereto, each of which shall be signed and certified by Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver a copy of the extension within 30 days of filing.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:
Tangible Not Worth. Commencing as of fiscal year end June 30, 2005 and continuing for each fiscal year end thereafter, Borrower shall, at all times, maintain a Tangible Net Worth of not less than $3,000,000.00, measured on an annual basis. 'Tangible Net Worth" shall mean total assets minus Total Liabilities. "Total Liabilities" shall mean the sum of total liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, all in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names and all amounts due from shareholders, subsidiaries, affiliates, other related entities and employees shall be subtracted from total assets. Total Liabilities to Tangible Net Worth Ratio. Borrower shall, at all times, maintain a ratio of Total Liabilities to Tangible Net Worth of not more than 1.75 to 1.00, measured on an annual basis. 'Total Liabilities" shall mean the sum of total liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, all in accordance with generally accepted accounting principles applied on a consistent basis, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank. 'Tangible Net Worth" shall mean total assets minus Total Liabilities. For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, and brand names and all amounts due from shareholders, subsidiaries, affiliates, other related entities and employees shall be subtracted from total assets. Deposit Relationship. Borrower shall maintain a depository account with Bank. Compensating Balances. Borrower shall maintain, in the aggregate, compensating balances of $75,000 in one or more depository accounts with the Bank (including, without limitation, demand deposit accounts, savings accounts, checking accounts and certificates of deposit). Loans and Advances. Borrower shall not, during any fiscal year, make loans or advances, excepting ordinary course of business travel and expense advances and employee relocation expenses, to any person or entity, which total more than $10,000.00 in the aggregate. Dividends. Borrower shall not, during any fiscal year, declare or pay dividends or make other distributions to its shareholders in an amount in excess of its net income. Said amount may be paid only after providing for the prior satisfaction of all accrued taxes and debt service. In no event shall Borrower declare or pay a dividend or make any other distribution if there shall exist a Default or a condition which, upon the giving of notice or lapse of time or both, would become a Default under the Loan Documents. Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness on the real property located at 35 Industrial Parkway, Branchburg, New Jersey, whether contingent or direct.

CONDITIONS PRECEDENT. The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; NonContravention"; "Compliance with Laws", and "Organization and Authority". (b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The loan is not usurious. (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

Biosearch Medical Products, Inc.
By:/Martin C. Dyck, President/
Hydromer, Inc.
By:/Manfred F. Dyck, President/
Wachovia Bank, National Association
By: /Crystie Ciriello, Vice President/